Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 333-172330 2010 Stock Incentive Plan

of our report dated March 30, 2013, with respect to the consolidated financial statements of Asia Green Agriculture Corporation, included in this Annual Report (Form 10-K) of Asia Green Agriculture Corporation for the year ended December 31, 2012.

/s/ PKF
     Certified Public Accountants
     Hong Kong, China
     March 29, 2013